Exhibit 99.1

AMERISERV FINANCIAL REPORTS EARNINGS FOR THE FIRST QUARTER OF 2025 AND ANNOUNCES QUARTERLY COMMON STOCK CASH DIVIDEND

JOHNSTOWN, PA - AmeriServ Financial, Inc. (NASDAQ: ASRV) reported first quarter 2025 net income of $1,908,000, or $0.12 per diluted common share. This compares to net income for the first quarter of 2024 of $1,904,000, or $0.11 per diluted common share. The following table details the Company’s financial performance for the quarters ended March 31, 2025 and 2024:

	First Quarter 2025	First Quarter 2024	$ Change	% Change

Net income	$1,908,000	$1,904,000	$4,000	0.2%
Diluted earnings per share	$0.12	$0.11	$0.01	9.1%

Jeffrey A. Stopko, President and Chief Executive Officer, commented on the first quarter 2025 financial results: “AmeriServ Financial achieved positive operating leverage in the first quarter of 2025 as our total revenue increased while our non-interest expenses declined. The increase in total revenue was caused by meaningful improvement in net interest income as our first quarter net interest margin increased by 31 basis points from the prior year quarter and 13 basis points on a sequential quarter basis. We believe that our balance sheet is well positioned for further quarterly net interest income growth and net interest margin improvement, which is important since this category represents approximately 70% of our total revenue. Additionally, because of the changing interest rate environment and effective capital management, our book value and tangible book value per share increased by 10.6% to $6.70 and 11.8% to $5.88(1), respectively, during the past 12 months.  We will continue to stay close to our customers and manage the Company conservatively given the volatility and uncertainty in the financial markets.”

All first quarter 2025 financial performance metrics within this document are compared to the first quarter of 2024 unless otherwise noted.

The Company's net interest income in the first quarter of 2025 increased by $1.2 million, or 13.5%, from the prior year's first quarter while the net interest margin of 3.01% for the first quarter 2025 represents a 31-basis point improvement when compared to the 2024 first quarter.  The increase reflects controlled balance sheet growth, as both total loans and total deposits are at higher levels due to management’s effective business development strategies.  This, combined with effective pricing strategies, resulted in both the total earning asset yield and cost of interest-bearing funds improving between years.  The Federal Reserve’s action to lower interest rates during the latter portion of 2024 favorably impacted total interest-bearing deposits and borrowings costs.  Also, while the U.S. Treasury yield curve remains modestly inverted on the short end, the mid to long end of the curve demonstrated a normal upward slope and favorably impacted earning asset yields.  Management believes the net interest margin will continue to improve through 2025. Earnings performance was also favorably impacted by a lower level of total non-interest expense.  While the Company benefitted from a provision for credit losses recovery in the first quarter of 2025, the size of the recovery was smaller than what was recognized in the first quarter of 2024.  This along with a lower level of non-interest income offset the improvement in net interest income and non-interest expense resulting in the first quarter 2025 earnings being slightly above 2024 first quarter earnings.

Total average loans in the first quarter of 2025 grew from the 2024 first quarter average by $34.8 million, or 3.4%, due to consistent new loan funding opportunities throughout 2024.  So far in 2025, payoff activity has surpassed new loan originations and has resulted in a $6.1 million, or 0.6%, decline in total loans since December 31, 2024.  Overall, total loans continue to be well above the $1.0 billion threshold averaging $1.065 billion for the 2025 first quarter.  Total loan interest income improved in the first quarter of 2025 compared to last year’s first quarter due to the increased level of average total loans outstanding, and a portion of commercial real estate (CRE) loans, that were booked at the onset of the COVID pandemic when interest rates were low, repricing upward during the first quarter of 2025.  These favorable items resulted in total loan interest income improving by $732,000, or 5.3%, when the 2025 first quarter is compared to 2024.

Total investment securities averaged $231.4 million for the first quarter of 2025, which was $7.4 million, or 3.1%, lower than the $238.8 million average for the first quarter of 2024.  The decrease reflects management’s 2024 strategy to allocate more cash flow from the securities portfolio to higher yielding loans while the Company controlled the amount of high cost overnight borrowed funds.  However, our liquidity position strengthened during the first quarter of 2025 due to deposit growth.  Therefore, more funds were available to invest in the securities portfolio during a time when security yields improved, making purchases more attractive. As a result, the securities portfolio grew by $12.0 million, or 5.5%, since December 31, 2024.  New investment security purchases were also necessary to replace cash flow from maturing securities to maintain appropriate balances for pledging purposes related to public fund deposits. The improved yields for new securities purchases caused interest income from investments to increase by $66,000, or 2.7%, for the first quarter of 2025 compared to last year’s first quarter. Overall, the average balance of total interest earning assets increased from last year’s first quarter average by $35.0 million, or 2.8%, while total interest income increased by $798,000, or 4.9%, from the first quarter of 2024.

On the liability side of the balance sheet, first quarter 2025 total average deposits were $58.2 million, or 5.0%, higher when compared to the first quarter of 2024 due to the Company’s successful business development efforts.  Additionally, the Company’s core deposit base continues to demonstrate the strength and stability that it has for many years due to customer loyalty and confidence in AmeriServ Financial Bank.  The Company does not utilize brokered deposits as a funding source.  The loan to deposit ratio averaged 87.4% in the first quarter of 2025, which indicates that the Company has ample capacity to continue to grow its loan portfolio and is well positioned to support our customers and our community during times of economic volatility.

Total interest expense favorably decreased by $386,000, or 5.2%, for the first quarter of 2025 when compared to the first quarter of 2024.  Deposit interest expense declined by $75,000, or 1.2%, despite total average interest-bearing deposits growing by $56.9 million, or 5.8%, compared to the first quarter of last year.  The quarter-over-quarter decrease in total interest expense was primarily due to total interest-bearing deposit cost demonstrating a declining trend that coincided with the Federal Reserve easing monetary policy during the final four months of 2024.  This reduction in interest-bearing deposit costs contributed to the previously mentioned improvement in the net interest margin.  Overall, total deposit cost (including the benefit of non-interest-bearing demand deposits which grew between years) averaged 2.04% in the first quarter of 2025, which is an 11-basis point improvement from the first quarter of 2024.

Total borrowings interest expense decreased by $311,000, or 24.3%, in the first quarter of 2025 when compared to the first quarter of 2024. The Company’s utilization of overnight borrowed funds in the first quarter of 2025 was significantly lower than the 2024 first quarter level by $27.2 million, or 80.9%, due to the higher level of total average deposits. The decrease in borrowings interest expense also reflects the Federal Reserve’s 2024 action to ease monetary policy by 100 basis points which had an immediate and favorable impact on the cost of overnight borrowed funds. Advances from the Federal Home Loan Bank averaged $54.9 million for the first quarter of 2025, which is $7.0 million, or 14.6%, higher than the $47.9 million average for the 2024 first quarter. Management’s strategy to increase term advances to lock in lower rates than overnight borrowings is due to the inversion in the short end of the yield curve and has favorably impacted net interest income.

The Company recorded a $97,000 provision for credit losses recovery in the first quarter of 2025 after recording a provision recovery of $557,000 in the first quarter of 2024, resulting in an unfavorable change of $460,000.  The provision for credit losses recovery in the first quarter of 2025 reflects the net impact of the following items: A $709,000 recovery was recognized on unfunded commitments and was based upon the results of an independent third-party validation recommendation to adjust the utilization rates used to calculate the provision.  This recovery was partially offset by $648,000 of provision expense primarily for establishing a full reserve for a corporate security in the available for sale (AFS) securities portfolio due to further credit deterioration after a partial reserve for this particular security was established last year.  Finally, a $36,000 recovery was recognized for the loan portfolio due to favorable adjustments to historical loss rates used to calculate the allowance for loan credit losses in accordance with current expected credit losses (CECL) and a decrease in end of period loan balances since December 31, 2024.

Non-performing assets increased since December 31, 2024 by $1.3 million and totaled $15.0 million.  This increase occurred due to the transfer of a $3.3 million CRE loan into non-accrual status which more than offset the sale of a $1.5 million other real estate owned (OREO) property and a $300,000 reduction in non-accrual residential mortgage loans.  Non-performing loans represented 1.29% of total loans.  The Company recognized net loan charge-offs of $64,000, or 0.02% of total average loans, in the first quarter of 2025 compared to net loan charge-offs of $121,000, or 0.05% of total average loans, in the first quarter of 2024.  Overall, the Company continues to maintain solid coverage of both total loans and non-performing loans as the allowance for loan credit losses provided 101% coverage of non-performing loans and 1.30% of total loans at March 31, 2025.

Total non-interest income in the first quarter of 2025 decreased by $826,000, or 16.7%, from the prior year's first quarter.  The decrease was due to lower levels of wealth management fees by $402,000, or 12.3%, other income by $322,000, or 31.8%, and bank owned life insurance (BOLI) by $73,000, or 21.7%.  The decrease in wealth management fees is attributed to the volatility and uncertainty that exists in the financial markets due to government fiscal policy.  As a result, market conditions, particularly for equity securities have been unfavorably impacted as major market indexes have fallen and caused wealth management fees to decline. Additionally, the Financial Services division benefitted from several large new business cases in the first quarter of 2024. Overall, the fair market value of wealth management assets totaled $2.5 billion at March 31, 2025 and decreased by $72.2 million, or 2.8%, since December 31, 2024. The decrease in other income results from the net impact of several items that include: (1) The necessary adjustments to the fair market value of an interest rate swap-related risk participation agreement as well as the credit valuation of the market value of the interest rate swap contracts that the Company executed to accommodate the needs of certain borrowers while managing our interest rate risk position.  These adjustments reflect the changing national interest rates and are lower by $250,000 in comparison to the first quarter of last year. (2) In the first quarter of 2024, the Company recognized a $250,000 signing bonus from the renewal of a contract with Visa while there was no such bonus in 2025. (3) The Bank recognized a $149,000 loss on the sale of an OREO property in January 2025. (4) Finally, and partially offsetting these unfavorable items, the Company recognized a $254,000 gain from the sale of the real estate of a former branch office in 2025. The decrease to BOLI revenue resulted from the bank receiving a larger death claim in the first quarter of 2024.

Total non-interest expense in the first quarter of 2025 decreased by $101,000, or 0.9%, when compared to the first quarter of 2024.  Professional fees decreased by $317,000, or 31.6%, as first quarter 2024 legal and professional services costs were unfavorably impacted by litigation and responses to the actions of an activist investor.  This matter was resolved in June 2024 as a result of a Cooperation and Settlement Agreement. Professional fees were also favorably impacted by reduced recruitment costs in the first quarter of 2025.  Other items favorably impacting total non-interest expense were lower other expenses by $22,000, or 1.9%, and lower FDIC deposit insurance expense by $15,000, or 5.9%.  Partially offsetting these favorable items was higher salaries & employee benefits by $106,000, or 1.5%.  Within this broad category, health care costs are $333,000 higher as the Company did not have to recognize any premium costs in January 2024 due to the effective negotiations with our health care provider last year. Total salaries cost increased by $113,000, or 2.3%, due to annual salary merit increases.  Partially offsetting these higher costs within total salaries & employee benefits were reduced levels of incentive compensation by $293,000, largely in the Wealth Management division.  Also, a greater benefit was recognized in the pension expense line item by $63,000, due to the impact of retired employees opting to take a lump sum payment as opposed to receiving a monthly annuity and, therefore, leaving the defined pension benefit plan. Finally, data processing and IT expenses increased by $93,000, or 8.0%, in the first quarter of 2025 due to additional expenses related to monitoring our computing and network environment.

The Company recorded income tax expense of $478,000 in the first quarter of 2025, or an effective tax rate of 20.0%, which compares to income tax expense of $483,000, or an effective tax rate of 20.2%, in the first quarter 2024.

The Company had total assets of $1.4 billion, shareholders' equity of $110.8 million, a book value of $6.70 per common share and a tangible book value of $5.88(1) per common share on March 31, 2025.  Book value per common share increased by $0.64, or 10.6%, and tangible book value per common share increased by $0.62, or 11.8%, since March 31, 2024, due to a favorable adjustment for both the unrealized loss on available for sale securities and the Company’s defined benefit pension plan along with the accretive repurchase of 628,003 shares of common stock in June 2024. The Company continued to maintain strong capital ratios that exceed the regulatory defined well capitalized status as of March 31, 2025.

QUARTERLY COMMON STOCK DIVIDEND

The Company’s Board of Directors declared a $0.03 per share quarterly common stock cash dividend. The cash dividend is payable May 19, 2025, to shareholders of record on May 5, 2025. This cash dividend represents a 5.1% annualized yield using the April 17, 2025 closing stock price of $2.35 and a 25% payout ratio based upon 2025 first quarter earnings.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology, market conditions, dividend program, and future payment obligations. These statements may be identified by such forward-looking terminology as "continuing," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy," or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, changes in the financial markets, the level of inflation, and the direction of interest rates; volatility in earnings due to certain financial assets and liabilities held at fair value; competition levels; loan and investment prepayments differing from our assumptions; insufficient allowance for credit losses; a higher level of loan charge-offs and delinquencies than anticipated; material adverse changes in our operations or earnings; a decline in the economy in our market areas; changes in relationships with major customers; changes in effective income tax rates; higher or lower cash flow levels than anticipated; inability to hire or retain qualified employees; a decline in the levels of deposits or loss of alternate funding sources; a decrease in loan origination volume or an inability to close loans currently in the pipeline; changes in laws and regulations; adoption, interpretation and implementation of accounting pronouncements; operational risks, including the risk of fraud by employees, customers or outsiders; unanticipated effects to our banking platform; and the inability to successfully implement or expand new lines of business or new products and services.  These forward-looking statements involve risks and uncertainties that could cause AmeriServ's results to differ materially from management's current expectations. Such risks and uncertainties are detailed in AmeriServ's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2024. Forward-looking statements are based on the beliefs and assumptions of AmeriServ's management and on currently available information. The statements in this press release are made as of the date of this press release, even if subsequently made available by AmeriServ on its website or otherwise. AmeriServ undertakes no responsibility to publicly update or revise any forward-looking statement.

(1)	Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

March 31, 2025

(Dollars in thousands, except per share and ratio data)

(Unaudited)

2025

1QTR
PERFORMANCE DATA FOR THE PERIOD:
Net income (loss)	$1,908

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.54%
Return on average equity	7.12
Return on average tangible common equity (1)	8.14
Net interest margin	3.01
Net charge-offs as a percentage of average loans	0.02
Efficiency ratio (3)	83.67

EARNINGS PER COMMON SHARE:
Basic	$0.12
Average number of common shares outstanding	16,519
Diluted	$0.12
Average number of common shares outstanding	16,519
Cash dividends paid per share	$0.03

2024

	1QTR	2QTR	3QTR	4QTR	FULL YEAR 2024
PERFORMANCE DATA FOR THE PERIOD:
Net income (loss)	$1,904	$(375)	$1,183	$889	$3,601

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.55%	(0.11)%	0.34%	0.25%	0.26%
Return on average equity	7.51	(1.47)	4.51	3.30	3.46
Return on average tangible common equity (1)	8.67	(1.70)	5.19	3.78	3.98
Net interest margin	2.70	2.74	2.71	2.88	2.81
Net charge-offs as a percentage of average loans	0.05	0.08	0.06	0.58	0.19
Efficiency ratio (3)	86.60	100.33	89.49	84.71	90.18

EARNINGS PER COMMON SHARE:
Basic	$0.11	$(0.02)	$0.07	$0.05	$0.21
Average number of common shares outstanding	17,147	17,030	16,519	16,519	16,802
Diluted	$0.11	$(0.02)	$0.07	$0.05	$0.21
Average number of common shares outstanding	17,147	17,030	16,519	16,519	16,802
Cash dividends paid per share	$0.03	$0.03	$0.03	$0.03	$0.12

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

--CONTINUED--

(Dollars in thousands, except per share, statistical, and ratio data)

(Unaudited)

2025

1QTR
FINANCIAL CONDITION DATA AT PERIOD END:
Assets	$1,431,524
Short-term investments/overnight funds	3,865
Investment securities, net of allowance for credit losses - securities	231,454
Total loans and loans held for sale, net of unearned income	1,062,326
Allowance for credit losses - loans	13,812
Intangible assets	13,682
Deposits	1,216,838
Short-term and FHLB borrowings	63,121
Subordinated debt, net	26,736
Shareholders’ equity	110,759
Non-performing assets	14,971
Tangible common equity ratio (1)	6.85%
Total capital (to risk weighted assets) ratio	12.73
PER COMMON SHARE:
Book value	$6.70
Tangible book value (1)	5.88
Market value (2)	2.43
Wealth management assets – fair market value (4)	$2,486,920

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	298
Branch locations	16
Common shares outstanding	16,519,267

2024

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END:
Assets	$1,384,516	$1,403,438	$1,405,187	$1,422,362
Short-term investments/overnight funds	3,353	2,925	4,877	3,855
Investment securities, net of allowance for credit losses - securities	230,419	230,425	230,042	219,457
Total loans and loans held for sale, net of unearned income	1,026,586	1,039,258	1,040,421	1,068,409
Allowance for credit losses - loans	14,639	14,611	14,420	13,912
Intangible assets	13,705	13,699	13,693	13,688
Deposits	1,176,578	1,170,359	1,189,330	1,200,995
Short-term and FHLB borrowings	60,858	85,495	66,312	70,700
Subordinated debt, net	26,695	26,706	26,716	26,726
Shareholders’ equity	103,933	103,661	108,182	107,248
Non-performing assets	12,161	12,817	12,657	13,657
Tangible common equity ratio (1)	6.58%	6.47%	6.79%	6.64%
Total capital (to risk weighted assets) ratio	13.10	12.77	12.87	12.70
PER COMMON SHARE:
Book value	$6.06	$6.28	$6.55	$6.49
Tangible book value (1)	5.26	5.45	5.72	5.66
Market value (2)	2.60	2.26	2.61	2.68
Wealth management assets – fair market value (4)	$2,603,493	$2,580,402	$2,603,856	$2,559,155

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	304	310	302	302
Branch locations	16	16	16	16
Common shares outstanding	17,147,270	16,519,267	16,519,267	16,519,267

NOTES:

(1)	Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.
(2)	Based on closing price reported by the principal market on which the share is traded on the last business day of the corresponding reporting period.
(3)	Ratio calculated by dividing total non-interest expense by tax equivalent net interest income plus total non-interest income.
(4)	Not recognized on the consolidated balance sheets.

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

CONSOLIDATED STATEMENT OF INCOME

(Dollars in thousands)

(Unaudited)

2025

1QTR
INTEREST INCOME
Interest and fees on loans	$14,508
Interest on investments	2,514
Total Interest Income	17,022

INTEREST EXPENSE
Deposits	6,124
All borrowings	967
Total Interest Expense	7,091

NET INTEREST INCOME	9,931
(Recovery) provision for credit losses	(97)
NET INTEREST INCOME AFTER (RECOVERY) PROVISION FOR CREDIT LOSSES	10,028

NON-INTEREST INCOME
Wealth management fees	2,864
Service charges on deposit accounts	275
Net realized gains on loans held for sale	21
Mortgage related fees	7
Bank owned life insurance	264
Other income	690
Total Non-Interest Income	4,121

NON-INTEREST EXPENSE
Salaries and employee benefits	7,223
Net occupancy expense	841
Equipment expense	390
Professional fees	685
Data processing and IT expense	1,252
FDIC deposit insurance expense	240
Other expense	1,132
Total Non-Interest Expense	11,763

PRETAX INCOME (LOSS)	2,386
Income tax expense (benefit)	478
NET INCOME (LOSS)	$1,908

2024

	1QTR	2QTR	3QTR	4QTR	FULL YEAR 2024
INTEREST INCOME
Interest and fees on loans	$13,776	$14,003	$14,301	$14,679	$56,759
Interest on investments	2,448	2,507	2,407	2,384	9,746
Total Interest Income	16,224	16,510	16,708	17,063	66,505

INTEREST EXPENSE
Deposits	6,199	6,389	6,515	6,345	25,448
All borrowings	1,278	1,246	1,306	1,179	5,009
Total Interest Expense	7,477	7,635	7,821	7,524	30,457

NET INTEREST INCOME	8,747	8,875	8,887	9,539	36,048
(Recovery) provision for credit losses	(557)	434	(51)	1,058	884
NET INTEREST INCOME AFTER (RECOVERY) PROVISION FOR CREDIT LOSSES	9,304	8,441	8,938	8,481	35,164

NON-INTEREST INCOME
Wealth management fees	3,266	3,059	3,050	2,943	12,318
Service charges on deposit accounts	293	293	304	298	1,188
Net realized gains on loans held for sale	10	59	55	50	174
Mortgage related fees	29	48	30	23	130
Bank owned life insurance	337	240	244	246	1,067
Other income	1,012	673	520	893	3,098
Total Non-Interest Income	4,947	4,372	4,203	4,453	17,975

NON-INTEREST EXPENSE
Salaries and employee benefits	7,117	7,108	7,122	7,040	28,387
Net occupancy expense	791	730	706	741	2,968
Equipment expense	386	391	371	391	1,539
Professional fees	1,002	2,094	792	896	4,784
Data processing and IT expense	1,159	1,142	1,287	1,227	4,815
FDIC deposit insurance expense	255	250	255	261	1,021
Other expense	1,154	1,582	1,188	1,302	5,226
Total Non-Interest Expense	11,864	13,297	11,721	11,858	48,740

PRETAX INCOME (LOSS)	2,387	(484)	1,420	1,076	4,399
Income tax expense (benefit)	483	(109)	237	187	798
NET INCOME (LOSS)	$1,904	$(375)	$1,183	$889	$3,601

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

AVERAGE BALANCE SHEET DATA

(Dollars in thousands)

(Unaudited)

	2025	2024
	1QTR	1QTR
Interest earning assets:
Loans and loans held for sale, net of unearned income	$1,064,629	$1,029,841
Short-term investments and bank deposits	11,828	4,213
Total investment securities	231,438	238,798
Total interest earning assets	1,307,895	1,272,852

Non-interest earning assets:
Cash and due from banks	15,769	14,571
Premises and equipment	17,999	18,252
Other assets	104,331	98,967
Allowance for credit losses	(14,480)	(16,113)
Total assets	$1,431,514	$1,388,529

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$252,509	$223,016
Savings	121,122	120,547
Money market	326,859	309,645
Other time	336,504	326,882
Total interest bearing deposits	1,036,994	980,090
Borrowings:
Federal funds purchased and other short-term borrowings	6,421	33,645
Advances from Federal Home Loan Bank	54,906	47,927
Subordinated debt	27,000	27,000
Lease liabilities	4,207	4,203
Total interest bearing liabilities	1,129,528	1,092,865

Non-interest bearing liabilities:
Demand deposits	180,788	179,531
Other liabilities	12,492	14,136
Shareholders’ equity	108,706	101,997
Total liabilities and shareholders’ equity	$1,431,514	$1,388,529

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

CHANGES IN SHAREHOLDERS’ EQUITY

(Dollars in thousands)

(Unaudited)

2025

	Common Stock	Treasury Stock	Surplus	RETAINED EARNINGS	ACCUMULATED OTHER COMPREHENSIVE (LOSS) INCOME	TOTAL
Balance at December 31, 2024	$268	$(84,791)	$146,372	$60,482	$(15,083)	$107,248
Net income	0	0	0	1,908	0	1,908
Adjustment for unrealized gain on available for sale securities	0	0	0	0	2,124	2,124
Market value adjustment for interest rate hedge	0	0	0	0	(25)	(25)
Common stock cash dividend	0	0	0	(496)	0	(496)
Balance at March 31, 2025	$268	$(84,791)	$146,372	$61,894	$(12,984)	$110,759

2024

	Common Stock	Treasury Stock	Surplus	RETAINED EARNINGS	ACCUMULATED OTHER COMPREHENSIVE (LOSS) INCOME	TOTAL
Balance at December 31, 2023	$268	$(83,280)	$146,364	$58,901	$(19,976)	$102,277
Net income	0	0	0	1,904	0	1,904
Exercise of stock options and stock option expense	0	0	8	0	0	8
Adjustment for defined benefit pension plan	0	0	0	0	(131)	(131)
Adjustment for unrealized loss on available for sale securities	0	0	0	0	(241)	(241)
Market value adjustment for interest rate hedge	0	0	0	0	630	630
Common stock cash dividend	0	0	0	(514)	0	(514)
Balance at March 31, 2024	$268	$(83,280)	$146,372	$60,291	$(19,718)	$103,933
Net loss	0	0	0	(375)	0	(375)
Treasury stock, purchased at cost	0	(1,511)	0	0	0	(1,511)
Adjustment for defined benefit pension plan	0	0	0	0	2,177	2,177
Adjustment for unrealized loss on available for sale securities	0	0	0	0	(119)	(119)
Market value adjustment for interest rate hedge	0	0	0	0	71	71
Common stock cash dividend	0	0	0	(515)	0	(515)
Balance at June 30, 2024	$268	$(84,791)	$146,372	$59,401	$(17,589)	$103,661
Net income	0	0	0	1,183	0	1,183
Adjustment for defined benefit pension plan	0	0	0	0	753	753
Adjustment for unrealized gain on available for sale securities	0	0	0	0	3,966	3,966
Market value adjustment for interest rate hedge	0	0	0	0	(886)	(886)
Common stock cash dividend	0	0	0	(495)	0	(495)
Balance at September 30, 2024	$268	$(84,791)	$146,372	$60,089	$(13,756)	$108,182
Net income	0	0	0	889	0	889
Adjustment for defined benefit pension plan	0	0	0	0	1,479	1,479
Adjustment for unrealized loss on available for sale securities	0	0	0	0	(3,208)	(3,208)
Market value adjustment for interest rate hedge	0	0	0	0	402	402
Common stock cash dividend	0	0	0	(496)	0	(496)
Balance at December 31, 2024	$268	$(84,791)	$146,372	$60,482	$(15,083)	$107,248

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RETURN ON AVERAGE TANGIBLE COMMON EQUITY, TANGIBLE COMMON EQUITY RATIO, AND TANGIBLE BOOK VALUE PER SHARE

(Dollars in thousands, except per share and ratio data)

(Unaudited)

The press release contains certain financial information determined by methods other than in accordance with generally accepted accounting principles in the United States (GAAP).  These non-GAAP financial measures are "return on average tangible common equity", "tangible common equity ratio", and "tangible book value per share".  This non-GAAP disclosure has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.  These non-GAAP measures are used by management in their analysis of the Company's performance or, management believes, facilitate an understanding of the Company's performance.  We also believe that presenting non-GAAP financial measures provides additional information to facilitate comparison of our historical operating results and trends in our underlying operating results.  We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends.

2025

1QTR
RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Net income (loss)	$1,908

Average shareholders’ equity	108,706
Less: Average intangible assets	13,684
Average tangible common equity	95,022

Return on average tangible common equity (annualized)	8.14%

1QTR
TANGIBLE COMMON EQUITY
Total shareholders’ equity	$110,759
Less: Intangible assets	13,682
Tangible common equity	97,077

TANGIBLE ASSETS
Total assets	1,431,524
Less: Intangible assets	13,682
Tangible assets	1,417,842

Tangible common equity ratio	6.85%

Total shares outstanding	16,519,267

Tangible book value per share	$5.88

2024

	1QTR	2QTR	3QTR	4QTR	FULL YEAR 2024
RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Net income (loss)	$1,904	$(375)	$1,183	$889	$3,601

Average shareholders’ equity	101,997	102,677	104,416	107,215	104,076
Less: Average intangible assets	13,708	13,701	13,695	13,690	13,699
Average tangible common equity	88,289	88,976	90,721	93,525	90,377

Return on average tangible common equity (annualized)	8.67%	(1.70)%	5.19%	3.78%	3.98%

	1QTR	2QTR	3QTR	4QTR

TANGIBLE COMMON EQUITY
Total shareholders’ equity	$103,933	$103,661	$108,182	$107,248
Less: Intangible assets	13,705	13,699	13,693	13,688
Tangible common equity	90,228	89,962	94,489	93,560

TANGIBLE ASSETS
Total assets	1,384,516	1,403,438	1,405,187	1,422,362
Less: Intangible assets	13,705	13,699	13,693	13,688
Tangible assets	1,370,811	1,389,739	1,391,494	1,408,674

Tangible common equity ratio	6.58%	6.47%	6.79%	6.64%

Total shares outstanding	17,147,270	16,519,267	16,519,267	16,519,267

Tangible book value per share	$5.26	$5.45	$5.72	$5.66